[IMAGE]                   [WELLS FARGO LOGO]        [EVERGREEN INVESTMENTS LOGO]

                          IMPORTANT PROXY INFORMATION

YOUR VOTE IS IMPORTANT

The enclosed document is a combined prospectus/proxy statement with proposals that pertain to certain Wells Fargo Advantage Funds(R) and Evergreen Funds. As a shareholder of one or more of the funds, you are being asked to approve a merger of your fund(s) into an acquiring Wells Fargo Advantage Fund.

THE VOTING PROCESS WILL ONLY TAKE A FEW MINUTES

Instructions for returning your proxy are enclosed. PLEASE BE SURE TO RESPOND BY JUNE 8, 2010, regardless of the number of shares you own.

HIGHLIGHTS OF PROXY PROPOSALS

For your convenience, the following information highlights the principal aspects of the proposals in the proxy. Full details are provided in the prospectus/proxy statement. We encourage you to read it carefully.

WHY HAVE WE PROPOSED THESE MERGERS?

The enclosed prospectus/proxy statement for the merger of your funds is part of the overall proposal to combine the fund lineups of the Wells Fargo Advantage Funds and the Evergreen Funds. As a result of the merger between Wells Fargo & Company and Wachovia Corporation, Wells Fargo Funds Management, LLC, the investment advisor to the Wells Fargo Advantage Funds, and Evergreen Investment Management Company, LLC, the investment advisor to the Evergreen Funds, recommended that the Boards of Trustees of the two fund families approve combining the fund families under the Wells Fargo Advantage Funds name.

WHAT AM I BEING ASKED TO VOTE ON?

As a shareholder of the merging (Target) fund, you are being asked to approve the merger of your fund into a surviving (Acquiring) fund. Your fund's Board of Trustees believes that the merger is in the best interests of your fund and that the interests of existing shareholders would not be diluted as a result of the merger. As such, they recommend that you vote to approve it.

Upon approval by shareholders, as well as the satisfaction of other closing conditions, the target fund will transfer all of its assets to the acquiring fund, and the acquiring fund will assume all of the liabilities of the target fund in exchange for shares of a comparable class of the acquiring fund. The acquiring fund shares that you receive in a merger will have a total dollar value equal to that of the target fund shares that you hold at the time of the merger.

Each merging fund and its corresponding acquiring fund are listed below:

MERGING (TARGET) FUND                              SURVIVING (ACQUIRING) FUND
-----------------------------------------  --------------------------------------------
Evergreen Disciplined Value Fund           Wells Fargo Advantage Disciplined Value Fund

Evergreen Emerging Markets Growth Fund     Wells Fargo Advantage Emerging
                                           Markets Equity Fund II(1)

Evergreen Equity Income Fund               Wells Fargo Advantage Classic Value Fund

Evergreen Golden Large Cap Core Fund       Wells Fargo Advantage Large Cap Core Fund

Evergreen Large Company Growth Fund        Wells Fargo Advantage Premier
                                           Large Company Growth Fund

                                                      Continued on inside cover.

Each merging fund and its corresponding acquiring fund are listed below:

MERGING (TARGET) FUND                                                   SURVIVING (ACQUIRING) FUND
---------------------------------------------------         ---------------------------------------------------
Wells Fargo Advantage Emerging                              Wells Fargo Advantage Emerging
Markets Equity Fund                                         Markets Equity Fund II(1)

Wells Fargo Advantage Equity Income Fund                    Wells Fargo Advantage Disciplined Value Fund

Wells Fargo Advantage Large Company Core Fund               Wells Fargo Advantage Large Cap Core Fund

Wells Fargo Advantage Large Company                         Wells Fargo Advantage Premier
Growth Fund                                                 Large Company Growth Fund

Wells Fargo Advantage Specialized                           Wells Fargo Advantage Classic Value Fund
Financial Services Fund

Wells Fargo Advantage U.S. Value Fund                       Wells Fargo Advantage Disciplined Value Fund

1. The Wells Fargo Advantage Emerging Markets Equity Fund II will be renamed the Wells Fargo Advantage Emerging Markets Equity Fund following the merger.

WHY HAS MY FUND'S BOARD OF TRUSTEES RECOMMENDED THAT I VOTE IN FAVOR OF APPROVING A MERGER?

AMONG THE FACTORS THE BOARDS CONSIDERED IN RECOMMENDING THE MERGERS WERE THE
FOLLOWING:

     - Similarities and differences between the target funds' and the acquiring funds' investment goals, principal investment strategies, and specific portfolio characteristics, as well as the relative sizes, performance records, and expenses of the funds.

     - Shareholders will not bear any direct expenses in connection with the mergers.

     - The mergers are expected to be a nontaxable event for U.S. federal income tax purposes.

HOW DO I VOTE MY SHARES?

YOU CAN VOTE YOUR SHARES IN ONE OF FOUR WAYS:

     1.   Vote online at the Web site address listed on your proxy card.

     2.   Call the toll-free number printed on your proxy card.

     3. Complete and sign the enclosed proxy card and return by mail in the enclosed postage-paid return envelope (if mailed in the United States).

     4. Attend the special meeting scheduled to be held on June 8, 2010. Whether or not you expect to attend the meeting, we encourage you to vote online or by phone or mail.

WHAT IS THE DUE DATE FOR RETURNING MY VOTE?

Please read the enclosed proxy materials, carefully consider the information provided, and then vote promptly. The voting process only takes a few minutes. A final vote will take place at a special meeting of shareholders scheduled for June 8, 2010. Your vote must be received by that date.

IS THIS A TAXABLE EVENT FOR SHAREHOLDERS?

NO. Each merger is expected to be a nontaxable event for U.S. federal income tax purposes.

WHOM SHOULD I CALL WITH QUESTIONS ABOUT THE VOTING PROCESS?

If you have any questions about any proposal or related proxy materials, please call your investment professional, trust officer, or an Evergreen client service representative at 1-800-343-2898, Monday through Friday, 9 a.m. to 6 p.m., Eastern Time, or a Wells Fargo Advantage Funds client service representative at 1-800-222-8222, 24 hours a day, 7 days a week. If you have any questions about the voting process, or if you would like to vote by telephone, you may call our proxy solicitor, the Altman Group Inc., at 1-800-499-8519.

EVERGREEN FUNDS
200 BERKELEY STREET
BOSTON, MA 02116-5034
1.800.343.2898

WELLS FARGO FUNDS TRUST
525 MARKET STREET, 12TH FLOOR
SAN FRANCISCO, CA 94105
1.800.222.8222

April 15, 2010

Dear Shareholder,

On December 31, 2008, the parent company of the investment adviser to the Evergreen funds, Wachovia Corporation ("Wachovia"), and the parent company of the investment adviser to Wells Fargo Advantage Funds(R), Wells Fargo & Company ("Wells Fargo"), merged. Since that date, the investment adviser to the Evergreen funds, Evergreen Investment Management Company, LLC ("EIMC"), and the investment adviser to Wells Fargo Advantage Funds, Wells Fargo Funds Management, LLC ("Funds Management"), have considered rationalizing and reorganizing their mutual fund businesses. After multiple presentations to and discussions with the Boards of Trustees of both the Evergreen funds and Wells Fargo Advantage Funds regarding these matters, on December 30, 2009, EIMC proposed to the Boards of Trustees of the Evergreen funds, and on January 11, 2010, Funds Management proposed to the Boards of Trustees of Wells Fargo Advantage Funds, the mergers outlined in the table below. Both the Boards of Trustees of the Evergreen funds and Wells Fargo Advantage Funds approved the proposed mergers and the related Agreement and Plan of Reorganization, subject to the approval by shareholders of each Target Fund (shown in the table below), as part of a comprehensive set of mutual fund mergers across the two fund families.

As a result, you are invited to vote on a proposal to merge your Target Fund into a corresponding Acquiring Fund (shown in the table below) (each a "Merger," and collectively, the "Mergers"). The Board of Trustees of each Target Trust (shown in the table below) has unanimously approved the Target Fund's Merger and recommends that you vote FOR this proposal.

                                                                  ACQUIRING                       ACQUIRING
TARGET FUND                           TARGET TRUST                   FUND                           TRUST
-------------------------------    ------------------     --------------------------          -----------------
Evergreen Equity Income            Evergreen              Wells Fargo Advantage               Wells Fargo
Fund                               Equity Trust           Classic Value Fund                  Funds Trust

Wells Fargo Advantage
Specialized Financial              Wells Fargo            Wells Fargo Advantage               Wells Fargo
Services Fund                      Funds Trust            Classic Value Fund                  Funds Trust

Evergreen Disciplined              Evergreen              Wells Fargo Advantage               Wells Fargo
Value Fund                         Equity Trust           Disciplined Value Fund              Funds Trust

Wells Fargo Advantage              Wells Fargo            Wells Fargo Advantage               Wells Fargo
U.S. Value Fund                    Funds Trust            Disciplined Value Fund              Funds Trust

Wells Fargo Advantage              Wells Fargo            Wells Fargo Advantage               Wells Fargo
Equity Income Fund                 Funds Trust            Disciplined Value Fund              Funds Trust

Evergreen Golden Large             Evergreen              Wells Fargo Advantage               Wells Fargo
Cap Core Fund                      Equity Trust           Large Cap Core Fund                 Funds Trust

Wells Fargo Advantage
Large Company Core                 Wells Fargo            Wells Fargo Advantage               Wells Fargo
Fund                               Funds Trust            Large Cap Core Fund                 Funds Trust

                                                          Wells Fargo Advantage
Evergreen Large Company            Evergreen              Premier Large Company               Wells Fargo
Growth Fund                        Equity Trust           Growth Fund                         Funds Trust

                                                                  ACQUIRING                       ACQUIRING
TARGET FUND                           TARGET TRUST                   FUND                           TRUST
-------------------------------    ------------------     --------------------------           -----------------
Wells Fargo Advantage                                     Wells Fargo Advantage
Large Company Growth               Wells Fargo            Premier Large Company                Wells Fargo
Fund                               Funds Trust            Growth Fund                          Funds Trust

                                   Evergreen              Wells Fargo Advantage
Evergreen Emerging                 International          Emerging Markets Equity              Wells Fargo
Markets Growth Fund                Trust                  Fund II(1)                           Funds Trust

Wells Fargo Advantage                                     Wells Fargo Advantage
Emerging Markets Equity            Wells Fargo            Emerging Markets Equity              Wells Fargo
Fund                               Funds Trust            Fund II(1)                           Funds Trust

1 If the Merger of Wells Fargo Advantage Emerging Markets Equity Fund into the Fund is approved, immediately following that Merger the Fund's name will be changed to Wells Fargo Advantage Emerging Markets Equity Fund.

If approved by shareholders, this is a general summary of how each Merger will work:

- Each Target Fund will transfer all of its assets to the corresponding Acquiring Fund.

- Each Acquiring Fund will assume all of the liabilities of the corresponding Target Fund.

- Each Acquiring Fund will issue new shares that will be distributed to you in an amount equal to the value of your Target Fund shares.

- Each Target Fund shareholder will become a shareholder of the corresponding Acquiring Fund and will have his or her investment managed in accordance with the Acquiring Fund's investment strategies.

- You will not incur any sales charges or similar transaction charges as a result of the Merger.

- It is expected that the Merger will be a non-taxable event for shareholders for U.S. federal income tax purposes.

Details about each Target Fund's and Acquiring Fund's investment goals, principal investment strategies, portfolio management team, past performance, principal risks, fees, and expenses, along with additional information about the proposed Mergers, are contained in the attached prospectus/proxy statement. Please read it carefully.

A special meeting of each Target Fund's shareholders will be held on June 8, 2010. Although you are welcome to attend the meeting in person, you do not need to do so in order to vote your shares. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the postage-paid envelope provided. You may also vote by telephone or the internet by following the voting instructions as outlined at the end of this prospectus/proxy statement. If your Target Fund does not receive your vote after several weeks, you may receive a telephone call from The Altman Group, our proxy solicitor, requesting your vote. If you have any questions about the Mergers or the proxy card, please call The Altman Group at (800) 499-8519 (toll-free).

Remember, your vote is important to us, no matter how many shares you own. Please take this opportunity to vote. Thank you for taking this matter seriously and participating in this important process.

Sincerely,

Karla Rabusch
President
Wells Fargo Funds Trust

W. Douglas Munn
President
Evergreen Funds

EVERGREEN FUNDS
200 BERKELEY STREET
BOSTON, MA 02116-5034
1.800.343.2898

April 15, 2010

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2010

A Special Meeting (the "Meeting") of Shareholders of your Target Fund, a series of the Target Trust, each set forth in the table below, will be held at the offices of Wells Fargo Advantage Funds(R), 525 Market Street, San Francisco, California 94105 on June 8, 2010 at 10:00 a.m., Pacific time.

                                                                  ACQUIRING                        ACQUIRING
TARGET FUND                           TARGET TRUST                   FUND                            TRUST
-------------------------------    ------------------     --------------------------           -----------------
Evergreen Disciplined              Evergreen              Wells Fargo Advantage                Wells Fargo
Value Fund                         Equity Trust           Disciplined Value Fund               Funds Trust

                                   Evergreen              Wells Fargo Advantage
Evergreen Emerging                 International          Emerging Markets Equity              Wells Fargo
Markets Growth Fund                Trust                  Fund II(1)                           Funds Trust

Evergreen Equity Income            Evergreen              Wells Fargo Advantage                Wells Fargo
Fund                               Equity Trust           Classic Value Fund                   Funds Trust

Evergreen Golden Large             Evergreen              Wells Fargo Advantage                Wells Fargo
Cap Core Fund                      Equity Trust           Large Cap Core Fund                  Funds Trust

                                                          Wells Fargo Advantage
Evergreen Large Company            Evergreen              Premier Large Company                Wells Fargo
Growth Fund                        Equity Trust           Growth Fund                          Funds Trust

1 If the Merger of Wells Fargo Advantage Emerging Markets Equity Fund into the Fund is approved, immediately following that Merger the Fund's name will be changed to Wells Fargo Advantage Emerging Markets Equity Fund.

With respect to your Target Fund, the Meeting is being held for the following purposes:

     1. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") dated as of March 1, 2010, providing for the reorganization of the Target Fund, including the acquisition of all of the assets of the Target Fund by the corresponding Acquiring Fund in exchange for shares of the Acquiring Fund (the "Acquisition Shares") and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund. The Plan also provides for the prompt distribution of the Acquisition Shares to shareholders of the corresponding Target Fund in liquidation of the Target Fund.

     2. To transact any other business which may properly come before the Meeting or any adjournment(s) thereof.

Any adjournment(s) of the Meeting will be held at the above address. The Board of Trustees of your Target Fund has fixed the close of business on March 10, 2010 as the record date (the "Record Date") for the Meeting. Only shareholders of record as of the close of business on the Record Date will be entitled to this notice, and to vote at the Meeting or any adjournment(s) thereof.

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. ALL SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN WITHOUT DELAY AND RETURN THEIR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE USING ONE OF THE OTHER METHODS DESCRIBED AT THE END OF THE PROSPECTUS/PROXY STATEMENT SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR PROMPT ATTENTION TO THE ENCLOSED PROXY CARD WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

By order of the Board of Trustees,

Michael H. Koonce
Secretary

WELLS FARGO FUNDS TRUST
525 MARKET STREET, 12TH FLOOR
SAN FRANCISCO, CA 94105
1.800.222.8222

April 15, 2010

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2010

A Special Meeting (the "Meeting") of Shareholders of your Target Fund, a series of the Target Trust, each set forth in the table below, will be held at the offices of Wells Fargo Advantage Funds(R), 525 Market Street, San Francisco, California 94105 on June 8, 2010 at 10:00 a.m., Pacific time.

                                                                  ACQUIRING                        ACQUIRING
TARGET FUND                          TARGET TRUST                    FUND                            TRUST
-------------------------------   ------------------      --------------------------           -----------------
Wells Fargo Advantage                                     Wells Fargo Advantage
Emerging Markets Equity           Wells Fargo             Emerging Markets Equity              Wells Fargo
Fund                              Funds Trust             Fund II(1)                           Funds Trust

Wells Fargo Advantage             Wells Fargo             Wells Fargo Advantage                Wells Fargo
Equity Income Fund                Funds Trust             Disciplined Value Fund               Funds Trust

Wells Fargo Advantage
Large Company Core                Wells Fargo             Wells Fargo Advantage                Wells Fargo
Fund                              Funds Trust             Large Cap Core Fund                  Funds Trust

Wells Fargo Advantage                                     Wells Fargo Advantage
Large Company Growth              Wells Fargo             Premier Large Company                Wells Fargo
Fund                              Funds Trust             Growth Fund                          Funds Trust

Wells Fargo Advantage
Specialized Financial             Wells Fargo             Wells Fargo Advantage                Wells Fargo
Services Fund                     Funds Trust             Classic Value Fund                   Funds Trust

Wells Fargo Advantage             Wells Fargo             Wells Fargo Advantage                Wells Fargo
U.S. Value Fund                   Funds Trust             Disciplined Value Fund               Funds Trust

1 If the Merger of Wells Fargo Advantage Emerging Markets Equity Fund into the Fund is approved, immediately following that Merger the Fund's name will be changed to Wells Fargo Advantage Emerging Markets Equity Fund.

With respect to each Target Fund, the Meeting is being held for the following purposes:

   1. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") dated as of March 1, 2010, providing for the reorganization of the Target Fund, including the acquisition of all of the assets of the Target Fund by the corresponding Acquiring Fund in exchange for shares of the Acquiring Fund (the "Acquisition Shares") and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund. The Plan also provides for the prompt distribution of the Acquisition Shares to shareholders of the corresponding Target Fund in liquidation of the Target Fund.

   2. To transact any other business which may properly come before the Meeting or any adjournment(s) thereof.

Any adjournment(s) of the Meeting will be held at the above address. The Board of Trustees of your Target Fund has fixed the close of business on March 10, 2010 as the record date (the "Record Date") for the Meeting. Only shareholders of record as of the close of business on the Record Date will be entitled to this notice, and to vote at the Meeting or any adjournment(s) thereof.

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. ALL SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN WITHOUT DELAY AND RETURN THEIR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE USING ONE OF THE OTHER METHODS DESCRIBED AT THE END OF THE PROSPECTUS/PROXY STATEMENT SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR PROMPT ATTENTION TO THE ENCLOSED PROXY CARD WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

By order of the Board of Trustees,

C. David Messman
Secretary

EVERGREEN FUNDS
200 BERKELEY STREET
BOSTON, MA 02116-5034
1.800.343.2898

WELLS FARGO FUNDS TRUST
525 MARKET STREET, 12TH FLOOR
SAN FRANCISCO, CA 94105
1.800.222.8222

April 15, 2010

PROSPECTUS/PROXY STATEMENT

This prospectus/proxy statement contains information you should know before voting on the proposed merger (the "Merger") of your Target Fund into the corresponding Acquiring Fund as set forth and defined in the table below, each of which is a series of a registered open-end management investment company. If approved, the Merger will result in your receiving shares of the Acquiring Fund in exchange for your shares of the Target Fund.

                                                                  ACQUIRING                        ACQUIRING
TARGET FUND                           TARGET TRUST                   FUND                            TRUST
-------------------------------    ------------------     --------------------------           -----------------
Evergreen Equity Income            Evergreen              Wells Fargo Advantage                Wells Fargo
Fund                               Equity Trust           Classic Value Fund                   Funds Trust

Wells Fargo Advantage
Specialized Financial              Wells Fargo            Wells Fargo Advantage                Wells Fargo
Services Fund                      Funds Trust            Classic Value Fund                   Funds Trust

Evergreen Disciplined              Evergreen              Wells Fargo Advantage                Wells Fargo
Value Fund                         Equity Trust           Disciplined Value Fund               Funds Trust

Wells Fargo Advantage              Wells Fargo            Wells Fargo Advantage                Wells Fargo
U.S. Value Fund                    Funds Trust            Disciplined Value Fund               Funds Trust

Wells Fargo Advantage              Wells Fargo            Wells Fargo Advantage                Wells Fargo
Equity Income Fund                 Funds Trust            Disciplined Value Fund               Funds Trust

Evergreen Golden Large             Evergreen              Wells Fargo Advantage                Wells Fargo
Cap Core Fund                      Equity Trust           Large Cap Core Fund                  Funds Trust

Wells Fargo Advantage
Large Company Core                 Wells Fargo            Wells Fargo Advantage                Wells Fargo
Fund                               Funds Trust            Large Cap Core Fund                  Funds Trust

                                                          Wells Fargo Advantage
Evergreen Large Company            Evergreen              Premier Large Company                Wells Fargo
Growth Fund                        Equity Trust           Growth Fund                          Funds Trust

Wells Fargo Advantage                                     Wells Fargo Advantage
Large Company Growth               Wells Fargo            Premier Large Company                Wells Fargo
Fund                               Funds Trust            Growth Fund                          Funds Trust

                                   Evergreen              Wells Fargo Advantage
Evergreen Emerging                 International          Emerging Markets Equity              Wells Fargo
Markets Growth Fund                Trust                  Fund II(1)                           Funds Trust

Wells Fargo Advantage                                     Wells Fargo Advantage
Emerging Markets Equity            Wells Fargo            Emerging Markets Equity              Wells Fargo
Fund                               Funds Trust            Fund II(1)                           Funds Trust

1 If the Merger of Wells Fargo Advantage Emerging Markets Equity Fund into the Fund is approved, immediately following that Merger the Fund's name will be changed to Wells Fargo Advantage Emerging Markets Equity Fund.